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                                                                 Exhibit (h)(17)

              SHAREHOLDERS' SERVICING AND TRANSFER AGENT AGREEMENT

Agreement made as of this 22nd day of July, 2002, between each of the Massachusetts business trusts listed on Appendix I hereto (as the same may from time to time be amended to add one or more additional investment companies advised by an affiliate of Columbia Management Group, Inc. ("CMG") or to delete one or more of such trusts), each of such trusts acting severally on its own behalf and not jointly with any of such other trusts (each of such trusts being hereinafter referred to as the "Trust"), Liberty Funds Services, Inc. ("LFS"), a Massachusetts corporation, and Fleet Investment Advisors, Inc. (the "Administrator"), a New York corporation. Each Trust may offer an unlimited number of separate investment series ("Funds"), each of which may have multiple classes of shares. "Fund" shall be substituted for "Trust" in the Agreement except when not applicable in context.

         WHEREAS, the Trust is a registered investment company and desires that LFS perform certain services for the Trust; and

         WHEREAS, LFS is willing to perform such services upon-the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

         1. APPOINTMENT. The Trust hereby appoints LFS to act as Transfer Agent, Dividend Disbursing Agent and Shareholders' Servicing Agent for those Funds of the Trust identified on Appendix I hereto for such Funds' shareholders in connection with the shareholder plans described in the Prospectus, and LFS accepts such appointments and will perform the respective duties and functions of such offices in the manner hereinafter set forth.

         2. COMPENSATION. For the services provided pursuant to this Agreement, the Trust on behalf of each Fund listed on Appendix I hereto or, in the case of Galaxy Fund II, the Administrator on behalf of each Fund of Galaxy Fund II listed on Appendix I hereto, will pay LFS the fees set forth in the written Fee Schedule attached hereto as Schedule A and incorporated herein, subject, however, to the performance standards set forth in Schedule B attached hereto and incorporated herein.

         In addition to the fees set forth in Schedule A hereto, the Trust on behalf of each Fund listed on Appendix I hereto or, in the case of Galaxy Fund II, the Administrator on behalf of each Fund of Galaxy Fund II listed on Appendix I hereto, agrees to pay, and will be billed separately for, out-of-pocket expenses incurred by LFS in the performance of its duties hereunder. Out-of-pocket expenses shall include, but shall not be limited to, the items specified in the written schedule of out-of-pocket charges annexed hereto as Schedule C and incorporated herein. Unspecified out-of-pocket expenses shall be limited to those out-of-pocket expenses reasonably incurred by LFS in the performance of its duties hereunder. In the event that the cost of
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unspecified out-of-pocket expenses exceeds $1,000, LFS will receive prior written approval from the Trust before incurring such expenses.

         The Trust or, in the case of Galaxy Fund II, the Administrator agrees to pay all fees and out-of-pocket expenses within thirty (30) days following the receipt of the respective invoice. In addition to the fees set forth in Schedule A hereto, the Trust agrees that as part of the compensation payable to LFS for the services provided pursuant to this Agreement, LFS shall be entitled to retain any interest or dividend income earned on the investment of the. Trust's cash balances held in those cash management accounts maintained by LFS on behalf of the Trust. LFS agrees to provide the Trust's Board of Trustees with periodic reports, but no less frequently than annually, as to the amount of such dividend or interest income retained by LFS.

         3. COPIES OF DOCUMENTS. The Trust will furnish LFS with copies of the following documents: the Declaration of Trust of the Trust and all amendments thereto; the Code of Regulations or By-Laws of the Trust, as amended from time to time; and the Trust's Registration Statement as in effect on the date hereof under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and all amendments or supplements thereto hereafter filed. Each Prospectus and Statement of Additional Information contained in such Registration Statement, as from time to time amended and supplemented, together are herein collectively referred to as the "Prospectus."

         4. SHARE CERTIFICATES. Unless the Trustees of the Trust shall have resolved that all of the Trust's shares of beneficial interest, or all of 'the shares of a particular series or class of such shares, shall be issued in uncertificated form, LFS shall maintain a sufficient supply of blank share certificates representing such shares, in the form approved from time to time by the Trustees of the Trust. Such blank share certificates shall be properly signed, manually or by facsimile signature, by the duly authorized officers of the Trust, and shall bear the seal or facsimile thereof of the Trust; and notwithstanding the death, resignation or removal of any officer of the Trust authorized to sign such share certificates, LFS may continue to countersign certificates which bear the manual or facsimile signature of such officer until otherwise directed by the Trust.

         5. LOST OR DESTROYED CERTIFICATES. In case of the alleged loss or destruction of any share certificate, no new certificate shall be issued in lieu thereof, unless there shall first be furnished to LFS an affidavit of loss or non-receipt by the holder of shares with respect to which a certificate has been lost or destroyed, supported by an appropriate bond satisfactory to LFS and the Trust issued by a surety company satisfactory to LFS.

         6. RECEIPT OF FUNDS FOR INVESTMENT. LFS will maintain one or more accounts with its cash management bank into which it will deposit funds payable to LFS as agent for, or otherwise identified as being for the account of, the Trust or the Distributor, prior to crediting such funds to the respective accounts of the Trust and the Distributor. Thereafter, LFS will determine the amount of any such funds due the Trust (equal to the number of Trust shares sold by the Trust computed pursuant to paragraph 7 hereof, multiplied by the net asset value of Trust shares next determined after receipt of such purchase order) and the Distributor (equal to the sales charge applicable to such sale, computed pursuant to paragraph 9 hereof), respectively,

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deposit the portion due the Distributor in its account with such bank as may from time to time be designated by the Distributor, deposit the net amount due the Trust in its account with its custodian (the "Custodian"), notify the Distributor and the Custodian, respectively, (such notification to the Distributor to include the amount of such sales charge to be remitted by the Distributor to the dealer participating in the sale, calculated pursuant to paragraph 9 hereof) of such deposits, such notification to be given as soon as practicable on the next business day stating the total amount deposited to said accounts during the previous business day. Such notification shall be confirmed in writing.

         7. SHAREHOLDER ACCOUNTS. Upon receipt of any funds referred to in paragraph 6 hereof, LFS will compute the number of shares purchased by the shareholder according to the net asset value of Trust shares next determined after such receipt less the applicable sales charge, calculated pursuant to paragraph 9 hereof, and:

         (a) In the case of a new shareholder, open and maintain an open account for such shareholder in the name or names set forth in the subscription application form;

         (b) Unless the Trustees of the Trust have resolved that all of the Trust's shares of beneficial interest, or all of the shares of a particular series or class, shall be issued in uncertificated form, and if specifically requested in writing by the shareholder, countersign, issue and mail, by first class mail, to the shareholder at his or her address as set forth in the shareholder records of the Trust maintained by LFS a share certificate for full shares purchased;

         (c) Send to the shareholder a confirmation indicating the amount of full and fractional shares purchased (in the case of fractional shares, rounded to three decimal places) and the price per share; and

         (d) In the case of a request to establish an accumulation plan, withdrawal plan, group plan or other plan or program being offered by the Trust's Prospectus, open and maintain such plan or program for the shareholder in accordance with the terms thereof;

all subject to any reasonable instructions which the Distributor or the Trust may give to LFS with respect to rejection of orders for shares.

         8. UNPAID CHECKS. In the event that any check or other order for payment of money on the account of any shareholder or new investor is returned for any reason; LFS will take such steps, including imposition of a reasonable processing or handling fee, as LFS may, in LFS's discretion, deem appropriate, or as the Trust or the Distributor may instruct LFS.

         9. SALES CHARGE. In computing the number of shares to credit to the account of a shareholder pursuant to paragraph 7 hereof, LFS will calculate the total of the applicable Distributor and representative sales charges, commissions or other amounts, with respect to each purchase as set forth in the Prospectus and in accordance with any notification filed with respect to combined and accumulated purchases. LFS will also determine the portion of each sales charge, commission or other amount payable by the Distributor to the dealer participating in the

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sale in accordance with such schedules as are from time to time delivered by the
Distributor to LFS.

         10. DIVIDENDS AND DISTRIBUTIONS. The Trust will promptly notify LFS of the declaration of any dividends or distributions with respect to Trust shares, the amount of each such dividend or distribution, the date each such dividend or distribution shall be paid, and the record date for determination of shareholders entitled to receive each such dividend or distribution. As Dividend Disbursing Agent, US will, on or before the payment date of any such dividend or distribution, notify the. Custodian of the estimated amount of cash required to pay such dividend or distribution, and the Trust agrees that on or before the mailing date of such dividend or distribution it will instruct the Custodian to make available to US sufficient funds therefor in the dividend and distribution account maintained by US with the Custodian. As Dividend Disbursing Agent, US will prepare and distribute to shareholders any funds to which they are entitled by reason of any dividend or distribution and, in the case of shareholders entitled to receive additional shares by reason of any such dividend or distribution, LFS will make appropriate credits to their accounts and, if required, mail to shareholders a certificate in respect of such additional shares. If additional shares are added to a shareholder's account by reason of any dividend or distribution, confirmation will appear in that shareholder's quarterly statement.

         11. REPURCHASE AND REDEMPTIONS. LFS will receive and stamp with the date of receipt all certificates and requests delivered to US for repurchase or redemption of Trust shares and US will process such repurchases as agent for the Distributor and such redemptions as agent for the Trust as follows:

         (a) If such certificate or request complies with standards for repurchase or redemption approved from time to time by the Trust, US will, on or prior to- the seventh calendar day succeeding the receipt of any such request for repurchase or redemption in good order, deposit any contingent deferred sales charge ("CDSC'~ due the Distributor in its account with such bank as may from time to time be designated by the Distributor and pay to the shareholder from funds deposited by the Trust from time to time in the repurchase and redemption account maintained by LFS with its cash management bank, the appropriate repurchase or redemption price, as the case may be, as set forth in the Prospectus;

         (b) If such certificate or request does not comply with said standards for repurchase or redemption as approved by the Trust, LFS will promptly notify the shareholder of such fact, together with the reason therefor, and shall. effect such repurchase or redemption at the price in effect at the time of receipt of documents complying with said standards, or, in the case of a repurchase, at such other time as the Distributor, as agent for the Trust, shall so direct; and

         (c) US shall notify the Trust and the Distributor as soon as practicable on each business day of the total number of Trust shares covered by requests for repurchase or redemption which were received by US in proper form on the previous business day, and shall notify the Distributor of deposits to its account with respect to any CDSC, such notification to be confirmed in writing.

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         12. SYSTEMATIC WITHDRAWAL PLANS. US will administer systematic withdrawal plans pursuant to the provisions of withdrawal orders duly executed by shareholders and the Trust's Prospectus. Payments upon such withdrawal orders shall be made by US from the appropriate account maintained by the Trust with its cash management bank. Prior to the payment date US will withdraw from a shareholder's account and present for repurchase or redemption as many shares as shall be sufficient to make such withdrawal payment pursuant to the provisions of the shareholder's withdrawal plan and the Trust's Prospectus.

         13. LETTERS OF INTENT AND OTHER PLANS. LFS will process such letters of intent for investing in Trust shares as are provided for in the Trust's Prospectus. LFS will make appropriate deposits to the account of the Distributor for the adjustment of sales charges as therein provided and will currently report the same to the Distributor, it being understood, however, that computations of any. adjustment of sales charges shall be the responsibility of the Distributor or the Trust. LFS will process such accumulation plans, group programs and other plans or programs for investing in Trust shares as are provided for in the Trust's Prospectus. In connection with any such plan or program, and with withdrawal plans described in paragraph 12 hereof, US will act as plan agent for shareholders and in so acting shall not be the agent of the Trust.

         14. TAX RETURNS AND REPORTS. LFS will prepare, file with the Internal Revenue Service and any other federal, state or local governmental agency which may require such filing, and, if required, mail to shareholders such returns for reporting dividends and distributions paid by the Trust as are required to be so prepared, filed and mailed by applicable laws, rules and regulations, and LFS will withhold such sums as are required to be withheld under applicable Federal and state income tax laws, rules and regulations.

         15. RECORD KEEPING. LFS will maintain records, which at all times will be the property of the Trust and available for inspection by the Trust and the Distributor, showing for each shareholder's account the following:

         (a) Name, address and United States taxpayer identification or Social Security number, if provided (or amounts withheld with respect to dividends and distributions on shares if a taxpayer identification or Social Security number is not provided);

         (b) Number of shares held and number of shares for which certificates have been issued;

         (c) Historical information regarding the account of each shareholder, including dividends and distributions paid, if any, and the date and price for all transactions on a shareholder's account;

         (d) Any stop or restraining order placed against a shareholder's account;

         (e) Information with respect to withholdings of taxes on dividends paid to foreign accounts; and

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         (f) Any instruction as to letters of intent, record address, and any correspondence or instructions relating to the current maintenance of a shareholder's account.

         In addition, LFS will keep and maintain on behalf of the Trust all records which the Trust or LFS is required to keep and maintain pursuant to any applicable statute, rule or regulation, including without limitation, Rule 31
(a)-1 under the Investment Company Act of 1940, relating to the maintenance of records in connection with the services to be provided hereunder. LFS shall be obligated to maintain at its expense only those records necessary to carry out its duties hereunder and the remaining records will be preserved at the Trust's expense for the periods prescribed by law.

         16. OTHER INFORMATION FURNISHED. US will furnish to the Trust and the Distributor. such other information, including shareholder lists and statistical information as may be agreed upon from time to time between US and the Trust. US shall notify the Trust of any request or demand to inspect the share records books of the Trust and will act upon the instructions of the Trust as to permitting or refusing such inspection.

         17. SHAREHOLDER INQUIRIES. LFS will respond promptly to written correspondence from shareholders, registered representatives of broker-dealers engaged in selling Trust shares, the Trust and the Distributor relating to its duties hereunder, and such other correspondence as may from time to time be mutually agreed upon between US and the Trust. US also will respond to telephone inquiries from shareholders with respect to existing accounts.

         18. COMMUNICATIONS TO SHAREHOLDERS AND MEETINGS. LFS will determine all shareholders entitled to receive, and will address and mail all communications by the Trust to its shareholders, including annual and semi-annual reports to shareholders, proxy material for meetings of shareholders and periodic communications to shareholders. If so requested by the Trust, US will receive, examine and tabulate return proxy cards for meetings of shareholders and certify the vote to the Trust.

         19. INSURANCE. US will not reduce or allow to lapse any of its insurance coverage from time to time in effect, including but not limited to Errors and Omissions, Fidelity Bond and Electronic Data Processing coverage, without the prior written consent of the Trust.

         20. DUTY-OF CARE AND INDEMNIFICATION. US will at all times use reasonable care and act in good faith in performing its duties hereunder. US will not be liable or responsible for delays or errors by reason of circumstances beyond its control, including without limitation, acts of civil or military authority, national or state emergencies, labor difficulties, fire, mechanical breakdown, flood or catastrophe, acts of God, insurrection, war, riots or failure of transportation, communication or power supply.

         LFS may rely on certifications of the Secretary, any Assistant Secretary, the President, any Vice President, the Treasurer or any Assistant Treasurer of the Trust as to proceedings or facts in connection with any action taken by the shareholders or Trustees of the Trust, and upon instructions not inconsistent with this Agreement from the President, any Vice President, the Treasurer or any Assistant Treasurer of the Trust. LFS may apply to counsel for the Trust, at the

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Trust's expense, or to its own counsel for advice whenever it deems expedient.
With respect to any action taken on the basis of such certifications or instructions or in accordance with the advice of counsel for the Trust, the Trust will indemnify and hold harmless LFS from any and all losses, claims, damages, liabilities and expenses (including reasonable counsel fees and expenses).

         The Trust will indemnify US against and hold US harmless from any and all losses, claims, damages, liabilities and expenses (including reasonable counsel fees and expenses) in respect to any claim, demand, action or suit not resulting from LFS's bad faith or negligence and arising out of, or in connection with, its duties on behalf of the Trust under this Agreement.

         LFS shall also be indemnified and held harmless by the Trust against any loss, claim, damage, liability and expenses (including reasonable counsel fees and expenses) by reason of any act done by it in good faith and in reliance upon any instrument or certificate for shares reasonably believed by it (a), to be genuine and (b) to be signed, countersigned or executed by any person or persons authorized to sign, countersign, or execute such instrument or certificate.

         In any case in which a party to this Agreement may be asked to indemnify or hold harmless the other party hereto, the party seeking indemnification shall advise the other party of all pertinent facts concerning the situation giving rise to the claim or potential claim for indemnification, and each party shall use reasonable care to identify and notify the other promptly concerning any situation which presents or appears likely to present a claim for indemnification.

         21. EMPLOYEES. LFS is responsible for the employment, control and conduct of its agents and employees and for injury to such agents or employees or to others caused by such agents or employees. LFS assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employer taxes thereunder.

         LFS shall maintain at its own expense insurance against public liability in a reasonable amount.

         22. USE OF AFFILIATED COMPANIES AND SUBCONTRACTORS. In connection with the services to be provided by LFS under this Agreement, LFS may, to the extent it deems appropriate, and subject to compliance with the requirements of applicable laws and regulations and upon receipt of approval of the Trustees, make use of (i) its affiliated companies and their directors, trustees, officers, and employees, and (ii) subcontractors selected by LFS, provided that LFS shall supervise and remain fully responsible for the services of all such third parties in accordance with and to the extent provided in this Agreement. All costs and expenses associated with services provided by any such third parties shall be borne by LFS or such parties.

         23. TERMINATION. This Agreement shall continue indefinitely until terminated by not less than ninety (90) days' written notice given by the Trust to LFS or, by six (6) months written notice given by LFS to the Trust. Upon termination hereof, the Trust shall pay such compensation as may be due to LFS as of the date of such termination.

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         24. SUCCESSORS. In the event that in connection with termination of this Agreement a successor to any of LFS's duties or responsibilities hereunder is designated by the Trust by written notice to LFS, LFS shall promptly at the expense of the Trust, transfer to such successor, a certified list of the shareholders of the Trust (with name, address and taxpayer identification or Social Security number), and historical record of the account of each shareholder and the status thereof, all other relevant books, records, correspondence and other data established or maintained by LFS under this Agreement in form reasonably acceptable to the Trust (if such form differs from the form in which LFS has maintained the same, the Trust shall pay any expenses associated with transferring the same to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from LFS's personnel in the establishment of books, records and other data by such successor. US shall be entitled to reasonable compensation and reimbursement of its out-of-pocket expenses in respect of assistance provided in accordance with the preceding sentence. Also, in the event of the termination of this Agreement, to the extent permitted by the agreements or licenses described below, US shall, if requested by the Trustees of the Trust, assign to any entity wholly-owned, directly or indirectly, by CMG or by the funds distributed by the Distributor collectively, or any of them, all of their rights under any existing agreements to which it is a party and pursuant to which it has a right to have access to data processing capability in connection with the services contemplated by this Agreement and under any licenses to use third-party software in connection therewith, and in connection with such assignment shall grant to the assignee an irrevocable right and license or sublicenses, on a non-exclusive basis, to use any software used in connection therewith and, on an exclusive basis, any proprietary rights or interest which it has under such agreements or licenses.

         25. CONFIDENTIALITY. US agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and its prior, present or potential shareholders, and not the use such records and information for any purpose other than performance of its responsibilities and duties under this Agreement, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where US may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

         26. MISCELLANEOUS. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

         The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions of this agreement or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         A copy of the Declaration of Trust of the Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of or

                                       8
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arising out of the instrument are not binding upon any of the Trustees or officers or shareholders individually, but binding only upon the assets and property of the Trust.


                                       9

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                      THE TRUSTS LISTED ON APPENDIX I

                      /s/ John T. O'Neill
                      --------------------------------------------
                      By:  John T. O'Neill  Title:  President


                      LIBERTY FUNDS SERVICES, INC.

                      /s/ Joseph R. Palombo
                      --------------------------------------------
                      By: Joseph R. Palombo  Title:  President


                      Solely for the purposes of Paragraph 2 of this Agreement:
                      FLEET INVESTMENT ADVISORS, INC.

                      /s/ Keith T. Banks
                      -----------------------------------------------------
                      Keith T. Banks
                      Title: Chairman, CEO & President

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                                   APPENDIX I

TRUST                                           FUNDS
-----                                           -----
The Galaxy Fund               Galaxy Short-Term Bond Fund
                              Galaxy Intermediate Government Income Fund
                              Galaxy High Quality Bond Fund
                              Galaxy Corporate Bond Fund
                              Galaxy Tax-Exempt Bond Fund
                              Galaxy Intermediate Tax-Exempt Bond Fund
                              Galaxy Connecticut Municipal Bond Fund
                              Galaxy Connecticut Intermediate Municipal Bond Fund
                              Galaxy Florida Municipal Bond Fund
                              Galaxy Massachusetts Municipal Bond Fund
                              Galaxy Massachusetts Intermediate Municipal Bond Fund
                              Galaxy New Jersey Municipal Bond Fund
                              Galaxy New York Municipal Bond Fund
                              Galaxy Pennsylvania Municipal Bond Fund
                              Galaxy Rhode Island Municipal Bond Fund
                              Galaxy Asset Allocation Fund
                              Galaxy Equity Value Fund
                              Galaxy Equity Growth Fund
                              Galaxy Growth Fund II
                              Galaxy Equity Income Fund
                              Galaxy Growth and Income Fund
                              Galaxy International Equity Fund
                              Galaxy Small Company Equity Fund
                              Galaxy Small Cap Value Fund
                              Galaxy Strategic Equity Fund
                              Galaxy Large Cap Growth Fund
                              Galaxy Large Cap Value Fund

The Galaxy VIP Fund           Galaxy VIP Money Market
                              Galaxy VIP Equity Fund
                              Galaxy VIP Growth and Income Fund
                              Galaxy VIP Small Company Growth Fund
                              Galaxy VIP Columbia Real Estate Equity Fund II
                              Galaxy VIP Asset Allocation Fund
                              Galaxy VIP High Quality Bond Fund
                              Galaxy VIP Columbia High Yield Fund II

Galaxy Fund II                Galaxy II Large Company Index Fund
                              Galaxy II Small Company Index Fund
                              Galaxy II Utility Index Fund
                              Galaxy II U.S. Treasury Index Fund
                              Galaxy II Municipal Bond Fund

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                                   Schedule A

                                  FEE SCHEDULE

         For the services to be rendered, the facilities to be furnished and the payments to be made by LFS, as provided for in this Agreement, the Trust, on behalf of each Fund identified in Appendix I hereto or, in the case of Galaxy Fund II, the Administrator on behalf of each Fund of Galaxy Fund II listed on Appendix I hereto, will pay LFS on the first business day of each month a fee for the previous month at the rates listed below. Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

SHAREHOLDER SERVICES

ANNUAL FUND MINIMUM

Fees based on annual per shareholder account charge for account maintenance and fees for certain shareholder-generated transactions plus all out-of-pocket expenses. There is a minimum annual fee per Fund of $5,000 per year.

ANNUAL MAINTENANCE FEE

Fees are billable on. a monthly basis at the rate of 1/12 of the annual fee. A charge is made for an account in the month that an account opens or closes. The Annual Maintenance Charge is as follows:

              TYPE OF ACCOUNT                       ANNUAL MAINTENANCE FEE
              ---------------                       ----------------------
Open Accounts
    Non-Networked Accounts                                  $14.00
    Networked Accounts
    0-100,000                                               $11.00
    over 100,000                                            $ 8.00
Closed Accounts
    0-100,000                                               $14.00
    over 100,000                                            $11.00

NEW ACCOUNT SET-UP CHARGE

$5.00 per account

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PRODUCTION AND MASS MAIL

The per piece fees for production and mass mail exclude postage which will be invoiced as an out-of-pocket expense at cost.

DAILY, MONTHLY AND DIVIDEND STATEMENTS
Printing, folding, inserting, metering,
(includes return envelope inserting)                                  $.075/ea

Additional Inserts
     1st                                                              .002/ea
     2nd                                                              .005/ea
     3rd                                                              .010/ea
     4th                                                              .010/ea
     5th                                                              .010/ea

FIDUCIARY FEE STATEMENTS
Printing, inserting, metering, mailing and return envelope inserting
                                                                      $.11/ea

W-8 STATEMENTS
Printing, folding, inserting, metering, mailing, mailer or return envelope inserting
                                                                      $.155/ea

W-8 STATEMENTS (BULK)
Printing, folding, inserting, metering, mailing,
mailer or return envelope inserting
                                                                      $1.305/ea
Credit for return handling and processing                              .70/ea

Additional inserts
     1st                                                               .002/ea
     2nd                                                               .005/ea
     3rd                                                               .010/ea
     4th                                                               .010/ea
     5th                                                               .010/ea

W-9 STATEMENTS

Printing, folding, inserting, metering, mailing
and mailer or return envelope inserting                               $.155/ea

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W-9 STATEMENTS (BULK)

Solicitation, printing, folding, inserting, metering, mailing, mailer or return envelope inserting
                                                                      $.905/ea

Credit for return handling and processing                              .50/ea

Additional inserts

     1st                                                               .002/ea
     2nd                                                               .005/ea
     3rd                                                               .010/ea
     4th                                                               .010/ea
     5th                                                               .010/ea

LASER CHECKS

Printing, folding, inserting, metering and mailing
(includes return envelope inserting)                                  $.085/ea

Additional inserts

     1st                                                               .002/ea
     2nd                                                               .005/ea
     3rd                                                               .010/ea
     4th                                                               .010/ea
     5th                                                               .010/ea

PROXIES

Proxy Base Stock                                                      $.0238/ea
Printing plate charge                                                 25.00/side
Copy setting fees                                                     50.00/ea
Proxy printing
     1 to 9,999                                                        .15/ea
     10,000 to 49,999                                                  .05/ea
     50,000 plus                                                       .025/ea

Inserting, bursting, metering and mailing
     over 3,501 pieces                                                .0105/ea
     2,501 to 3,500                                                     .12/ea
     1,501 to 2,500                                                     .15/ea
     1 to 1,500                                                         .17/ea

Additional inserts

     1st                                                               .002/ea
     2nd                                                               .005/ea
     3rd                                                               .010/ea
     4th                                                               .010/ea
     5th                                                               .010/ea

Manual processing/counting                                           $13.00/hr

NEW ACCOUNT LETTERS

Printing, folding, inserting, metering                                $.070/pg

     1st                                                               .002/ea
     2nd                                                               .005/ea
     3rd                                                               .010/ea
     4th                                                               .010/ea
     5th                                                               .010/ea

FULFILLMENT PRICING

SHAREHOLDER KITS

Self Mailer (68-71)                                                      .1480

Bond, Equity and Asset Allocation Kits (53-59)                           .1480

Fleet Payroll Kits - Money Market, Bond, Equity
(10,11,31-33)                                                            .3500

Money Mkt., Variable Instit. Kits, A/P Form IRA & Reg
(12, 63, 72, 50, 62)                                                     .4300

Annuity Kit, Exchange and Transfer (93-98)                               .4800

IRA, VIP & Retirement Kits (61, 85, 89, 90, 91)                          .6100

Total Service IRA Kit (91, 100)                                         1.3000

Annuity Fulfillment (99)                                                 .4800

College Investment Kit (100)                                            2.0000
New Kits (102, 110, 13)                                                  .4000

Nat West S/H Kit (103)                                                   .3500

New Kits (20, 200, 201, 220-222, 109)                                    .3500

New Kits (461A)                                                          .3500

New Broker Kit (FND-FIS)                                               55.0000

Investment Spec Report Dec. 1997                                         .1800

PK (Pro Kit w/supplements) (1-313)                                       .0500

Individual Items - Components                                           .0500

OTHER FULFILLMENT CHARGES

Warehouse Storage                                                      9./pallet

Transportation Charges - pass through/out-of-pocket

Print Charges - pass through/out-of-pocket

LFS shall waive all fees for a period of three months from the commencement of operations of any new Fund which is established by the Trust and added to Appendix I hereto, provided that no fee shall be waived for any "shell" Fund created pursuant to a merger or acquisition.

                                   Schedule B

         Pursuant to paragraph 2 of this Agreement, LFS has agreed to perform the services described in this Agreement in accordance with the Performance Standards set forth in this Schedule B. The parties agree that such Performance Standards, which are described below, may be revised from time to time upon the mutual agreement of the parties.

         Each of the performance standards will be monitored by a Quality Assurance Team:

         (a) In the event that LFS fails to meet a particular Performance Standard (except any failure due to circumstances beyond its control) in any particular month, LFS agrees to take appropriate corrective action within the following thirty (30) day period.

         (b) In the event that LFS fails to meet a particular Performance Standard (except for any failure due to circumstances beyond its control) in two
(2) consecutive months; the fee payable to LFS hereunder for such service shall be reduced by one percent (1%) for the second of those two months.

         (c) In the event that LFS fails to meet a particular Performance Standard (except for any failure due to circumstances beyond its control) for any three (3) consecutive months, the fee payable to LFS hereunder for such service shall be reduced by one and one-half percent (1.5%) for the third of those three months.

         (d) In the event that US fails to meet a particular Performance Standard (except for any failure due to circumstances beyond its control) for any three (3) months within a six (6) month period, the Fund shall have the right to terminate this Agreement upon forty-five (45) days' written notice to LFS.

         (e) In the event that there is no specific fee for a particular service set forth in Schedule A hereto, then any reduction in the fee payable to LFS as a result of a failure to meet a particular performance standard for that service hereunder shall be taken as a reduction in the annual per account maintenance fee.

                                                                                                             REQUIRED
                     CATEGORY                                        COMPONENTS                          PERFORMANCE LEVEL
                     --------                                        ----------                          -----------------
A.   QUALITY PERFORMANCE SCORE*

1.   Financials                                Purchases, Redemptions, Exchanges, Adjustments (both            98%
                                               financial and non-financial adjustments)

2.   Non-Financials                            Maintenance (including address changes, option changes,
                                               ROA/LO1), Legal Transfers, New Accounts                         98%

3.   Print/Mail                                Statements, Confirms, Checks                                    98%

4.   Correspondence                            Financial and Non-Financial Correspondence                      98%

B.   PRODUCTIVITY PERFORMANCE SCORE

1.   Completed on day of receipt               Purchases, Redemptions, Exchanges, Financial
                                               Adjustments, New Accounts                                       98%

2.   Completed within five business days of    Maintenance, Non-Financial, Legal Transfers                     98%
     receipt

     Print/Mail:

3.   Mailed on trade date + 1                  Shareholder Checks                                              98%

4.   Mailed on trade date + 2                  Shareholder Confirms                                            98%

5.   Mailed within 5 business days following   Statements                                                      98%
     the end of the reporting period

     Shareholder Services:

6.   Mailed within two business days of        Financial Correspondence                                        98%
     receipt

7.   Mailed within four business days of       Non-Financial Correspondence                                    98%
     receipt

     Phones:

8.   Abandonment Rate                                                                                           3% or less

9.   Average Speed of Answer                                                                            20 seconds or less

10.  Service Level of Receipt                                                                           90% of all calls
                                                                                                        answered in 20
                                                                                                        seconds or less

11.  Fulfillment Mailing                       Processed within 24 hours of receipt                            98%

------------

* Accuracy rating based on routine sampling and accuracy analysis by Quality Assurance area of LFS.

                                   Schedule C

                             OUT-OF-POCKET EXPENSES

The Trust shall reimburse US monthly for applicable out-of-pocket expenses, including, but not limited to the following items:

         -        Microfiche/microfilm production
         -        Magnetic media tapes and freight
         - Printing costs, including certificates, envelopes, checks and stationery
         - Postage (bulk, pre-sort, ZIP+4, barcoding, first class) direct pass through to the Trust
         -        Due diligence mailings
         - Telephone and telecommunication costs, including all lease, maintenance and line costs
         -        Ad hoc reports
         -        Proxy solicitations, mailings and tabulations
         -        Daily & Distribution advice mailings
         -        Shipping, Certified and Overnight mail and insurance
         -        Year-end forms and mailings
         - Terminals, communication lines, printers and other equipment and any expenses incurred in connection with such terminals and lines
         -        Duplicating services
         -        Courier services
         -        Incoming and outgoing wire charges
         -        Federal Reserve charges for check clearance
         -        Overtime, as approved in advance by the Trust
         -        Temporary staff, as approved in advance by the Trust
         -        Travel and entertainment, as approved in advance by the Trust
         - Record retention as required by the Trust, retrieval and destruction costs, including, but not limited to, exit fees charged by third party record keeping vendors
         -        Third party audit reviews
         -        Ad Hoc SQL time
         -        Insurance
         - Such other miscellaneous expenses reasonably incurred by US in performing its duties and responsibilities under this Agreement.

         The Trust agrees that postage and mailing expenses will be paid on the day of or prior to mailing as agreed with LFS. In addition, the Trust will promptly reimburse LFS for any other unscheduled expenses incurred by US whenever the Trust and US mutually agree that such expenses are not otherwise properly borne by US as part of its duties under the Agreement.